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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the registration statements (Nos. 033-65113, 333-84848, 333-114473 and 333-152296) on Forms S-8 of Cache, Inc. of our report dated March 10, 2008, relating to the consolidated financial statements and consolidated financial statement schedule of Cache, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Cache, Inc. and subsidiaries for the year ended December 29, 2007.

/s/ 25 MAD LIQUIDATION CPA, P.C.

(formerly known as Mahoney Cohen & Company, CPA, P.C.)

New York, New York
March 19, 2010

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM